EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report on Form 10-K of Actuate Corporation (the “Company”) for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date hereof, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated March 10, 2006

/S/ PETER I. CITTADINI Peter I. Cittadini President and Chief Executive Officer (Principal Executive Officer)

/S/ DANIEL A. GAUDREAU Daniel A. Gaudreau Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)